EXHIBIT 10.61

AMENDED & RESTATED VALUE GUARANTEE AGREEMENT

This Amended and Restated Value Guarantee Agreement (this “Agreement”), dated December 19, 2002, by and between IDT Corporation, a Delaware corporation (“IDT”), and AT&T Corp., a New York corporation (“AT&T”), replaces and supercedes in its entirety the Value Guarantee Agreement (the “Original Agreement”), dated October 19, 2001, by and between IDT Investments, Inc., a Nevada corporation (“IDTI”), and AT&T.

W I T N E S S E T H :

WHEREAS, IDTI and AT&T have heretofore entered into the Original Agreement;

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated December 19, 2002, by and among IDT, IDTI and AT&T, IDTI assigned to, and IDT assumed, all of the rights and obligations of IDTI under the Original Agreement; and

WHEREAS, IDT and AT&T desire to amend and restate the Original Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Definitions.

(a) “Class B Common Stock” shall mean the Class B Common Stock, par value $.01 per share, of IDT.

(b) “Remaining Shares” shall mean the 1,360,545 shares of Class B Common Stock owned by AT&T as of the date hereof, all of which Remaining Shares were acquired by AT&T pursuant to the Option Agreement, dated as of March 3, 2000, as amended on April 5, 2000, between IDT & AT&T.

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Section 2. Top-up.

(a) In the event that the Value Loss of the Remaining Shares (as defined below) as of December 31, 2003 is greater than zero, IDT shall compensate AT&T for such Value Loss of the Remaining Shares.

(b) IDT shall notify AT&T of the payment form in which it intends to compensate AT&T for the Value Loss of the Remaining Shares on or prior to January 9, 2004. IDT may compensate AT&T for the Value Loss of the Remaining Shares by any of the following means (at IDT’s sole discretion): (i) payment of cash in immediately available funds equal to the Value Loss of the Remaining Shares, (ii) delivery of shares of Class B Common Stock with a value equal to the Value Loss of the Remaining Shares, calculated in accordance with the Average Market Price (as defined below) of the Class B Common Stock on December 31, 2003, together with a cash payment in lieu of any fraction of a share of Class B Common Stock, or (iii) a combination of payment of cash in immediately available funds and delivery of shares of Class B Common Stock, which in the aggregate have a value equal to the Value Loss of the Remaining Shares, with the value of any such shares to be calculated in accordance with the Average Market Price of the Class B Common Stock on December 31, 2003 (which payment, irrespective of the payment option selected by IDT, is referred to herein as, a “Top-up Payment”).

(c) IDT shall deliver the Top-up Payment to AT&T no later than January 15, 2004. If all or any portion of the Top-up Payment includes shares of Class B Common Stock, AT&T may make a demand that IDT effect the registration of all or any portion of such shares, subject to the terms and conditions set forth herein and the Registration Rights Agreement (as defined below). Upon such request, IDT shall use reasonable efforts to promptly register under the Securities Act of 1933, as amended, as expeditiously as may be practicable, the shares AT&T has requested that IDT register. AT&T shall have the right to only one (1) demand registration pursuant to this Section 2(c). The obligations and procedures set forth in the Lock-up and Registration Rights Agreement, dated as of March 20, 2001 ( the “Registration Rights Agreement”), shall apply to the demand registration pursuant to this Section 2(c). If the registration has not been effected by the 90th day after AT&T’s request (the “Put Date”), AT&T may put the shares to IDT during the 10 business day period following the Put Date for the Average Market Price as of the Put Date in cash payable on the fifteenth business day following the Put Date; provided, however, that the 90-day period referred to in this sentence is subject to blackout periods as provided in Section 2.3 of the Registration Rights Agreement, pursuant to which IDT may postpone the filing of a registration statement for up to 90 days.

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(d) In the event that the payment of any portion of such Value Loss of the Remaining Shares requires any statutory or regulatory approval, the making of any statutory or regulatory filing or notification, or the passage of any waiting period required under applicable statute or regulation, the payment of any such portion requiring such approval, filing, notification or passage of such waiting period shall be postponed until after all such approvals have been obtained, all such filings and notifications have been made, and all such waiting periods have passed. The parties agree to cooperate in good faith and use all commercially reasonable efforts to promptly obtain any such approvals, make any such filings and notifications, and secure the termination of any such waiting periods.

(e) This Agreement shall be effective only if AT&T (or a subsidiary or assignee provided for in the third sentence of Section 7 of this Agreement) owns beneficially and of record on the date hereof and at all times through December 31, 2003 at least some of the 1,360,545 Remaining Shares owned beneficially and of record by AT&T on the date hereof. If AT&T (or its permitted assignees pursuant to Section 7 below) sells any or all of the 1,360,545 Remaining Shares on or prior to December 31, 2003, this Agreement shall be effective only with respect to that portion of the 1,360,545 Remaining Shares owned beneficially and of record by AT&T (and/or its permitted assignees pursuant to Section 7 below) on December 31, 2003. If AT&T (or its permitted assignees) have sold any or all or the Remaining Shares, AT&T shall deliver a written notice to IDT by January 4, 2004 of the number of Remaining Shares that have been sold on or prior to December 31, 2003. In addition, this Agreement shall not apply to any other shares of capital stock of IDT that AT&T or any of its subsidiaries or affiliates may now hold or may hereinafter acquire or hold.

The “Value Loss of the Remaining Shares” shall equal the difference between (i) the Top-up Amount and (ii) the product of (A) the number of the Remaining Shares owned beneficially and of record by AT&T (and/or its permitted assignees pursuant to Section 7 hereof) as of December 31, 2003, which in no event may exceed 1,360,545 (subject to adjustment as provided in Section 4 below), and (B) the Average Market Price as of December 31, 2003 (the “Aggregate Market Value”). The “Top-up Amount” equals the product of (X) $29,425,000 and (Y) a fraction, the numerator of which is the number of Remaining Shares owned beneficially and of record by AT&T (and/or its permitted assignees pursuant to Section 7 below) as of December 31, 2003, and the denominator of which is 1,360,545. Notwithstanding anything to the contrary contained herein, if the Value Loss of the Remaining Shares is less than zero, then the Value Loss of the Remaining Shares shall be deemed to be zero.

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The “Average Market Price” of a share of Class B Common Stock as of a particular date means the average (rounded to the nearest 1/10,000) of closing prices of the Class B Common Stock during regular trading hours on the principal market on which shares of Class B Common Stock are then listed or quoted (whether the New York Stock Exchange, the Nasdaq National Market or another national securities exchange or association) for the 20 consecutive trading day period ending on the trading day immediately preceding such date.

Section 3. Change in Control. If prior to December 31, 2003, all of the issued and outstanding shares of IDT’s Class B Common Stock are acquired for cash, all references herein to December 31, 2003 shall be deemed to be a reference to the date on which such cash payment for Class B Common Stock is made, and the Value Loss of the Remaining Shares shall be calculated as of such date in accordance with the other terms and provisions hereof.

Section 4. Adjustment. The number of Remaining Shares, the Aggregate Market Value, the Top-up Amount and any other related amounts shall be subject to appropriate equitable adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reclassification, extraordinary dividend or distribution or other similar event with respect to the Remaining Shares.

Section 5. Amendments and Waivers. None of the terms or provisions of this Agreement may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each of the parties hereto.

Section 6. Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or three business days after the deposit with the U.S. mail, return receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

A communication, demand or notice given pursuant to this Agreement shall be addressed:

If to IDT, to:

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IDT Corporation

520 Broad Street

Newark, New Jersey 07102

Attn: James A. Courter

Fax: (973) 438-1503

with a copy to:

McDermott, Will & Emery

50 Rockefeller Plaza

New York, New York 10020

Attn: Mark Selinger, Esq.

Fax: (212) 547-5544

If to AT&T, to:

AT&T Corp.

One AT&T Way

Bedminster, New Jersey 07921

Attn: Corporate Secretary

Fax: (908) 234-7871

with a copy to:

AT&T Corp.

One AT&T Way

Bedminster, New Jersey 07921

Attn: Raymond Liguori

Fax: (908) 532-1824

Section 7. Assignment; Successors and Assigns. No party may assign its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that AT&T may assign its rights and obligations under this Agreement to any of its subsidiaries that holds the Remaining Shares. Any purported assignment made without prior written consent, if required as provided in the immediately preceding sentence, shall be null and void. Notwithstanding the foregoing, this Agreement may be assigned to any Permitted Transferee (as that term is defined in the Second Amended and Restated Limited Liability Company Agreement of Net2Phone Holdings, L.L.C., dated as of the date hereof). This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement and all of its provisions and conditions are for the sole and

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exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

Section 8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH LAWS.

Section 10. Execution in Counterparts. This Agreement may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all the counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement on the date first above written.

IDT CORPORATION

By:	/s/ MOTTI LICHTENSTEIN
	Name:	Motti Lichtenstein
	Title:	EVP
AT&T CORP.

By:	/s/ RAYMOND E. LIGUORI
	Name:	Raymond E. Liguori
	Title:	Mergers & Acquisitions Vice-President